UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2017
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Telenav, Inc. (the “Company”) was held on November 16, 2017.  The following proposals were submitted to a vote of the stockholders and the results were as follows:
Proposal No. 1 - Election of Directors
The stockholders elected two individuals to serve as Class II directors on the Company's Board of Directors for a term of three years or until their successors are duly elected and qualified, as set forth below:

Nominee	For	Withheld	Broker Non-Votes
Douglas Miller	30,135,992	2,712,287	9,134,154
Ken Xie	30,557,477	2,290,802	9,134,154
Proposal No. 2 – Approval of the Material Terms of 2009 Equity Incentive Plan to Enable Certain Incentive Compensation under such Plan to Qualify as Tax-Deductible “Performance-Based Compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as Amended (“Section 162(m)”)
The results of the voting were 29,841,046 votes for, 3,005,524 votes against, 1,709 abstentions and 9,134,154 broker non-votes. The stockholders approved the Proposal.
Proposal No. 3 – Approval of the Material Terms of the Amended and Restated Bonus Plan in order to Qualify Payments as Tax-Deductible “Performance-Based Compensation” within the meaning of Section 162(m)
The results of the voting were 32,350,835 votes for, 495,944 votes against, 1,500 abstentions and 9,134,154 broker non-votes. The stockholders approved the Proposal.
Proposal No. 4 – Non-Binding Advisory Vote regarding Executive Compensation
The results of the voting were 32,117,079 votes for, 696,746 votes against, 34,454 abstentions and 9,134,154 broker non-votes. The stockholders approved the Proposal.

Proposal No. 5 – Non-Binding Advisory Vote on the Frequency of Holding an Advisory Stockholders Vote on Executive Compensation
The results of the voting were 30,084,323 votes for every year, 2,755 votes for every two years, 2,717,518 votes for every three years and 43,683 abstentions. The stockholders approved seeking approval of executive compensation every year. The Company’s Board of Directors intends to follow the yearly approval cycle.
Proposal No. 6 - Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders voted to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018, as set forth below:

For	Against	Abstain
41,961,269	20,564	600

ITEM 7.01 REGULATION FD DISCLOSURE
On November 9, 2017, Reuters published an article regarding a vulnerability in 685 mobile apps using Twilio, including some of the Company’s apps.  Once the Company’s engineering team was informed of the vulnerability, they immediately investigated and remediated it. The Company’s team has been in close contact with customers, has disabled the Twilio credentials for the apps and has brought in outside forensic experts to assess the situation and confirm the Company’s internal findings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 17, 2017	By: /s/ Lily M. Toy
Name: Lily M. Toy
Title: General Counsel and Secretary